UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 23, 2011

THE BLACKHAWK FUND

(Exact name of registrant as specified in its charter)

Nevada	000-49672	88-0408213
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1802 N. Carson Street, Suite 108, Carson City, Nevada	89701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (775) 887-0670

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Effective February 23, 2011, The Blackhawk Fund (the "Company") had its stock quotation under the symbol "BHWF" deleted from the OTC Bulletin Board (the "OTCBB"). The symbol was deleted for factors beyond the Company's control due to various market makers electing to shift their orders from the OTCBB. As a result of not having a sufficient number of market makers providing quotes on the Company's common stock on the OTCBB for four consecutive days, the Company was deemed to be deficient in maintaining a listing standard at the OTCBB pursuant to Rule 15c2-11.  That determination was made entirely without the Company's knowledge.

The Company now trades exclusively on the OTCQB under the symbol BHWF.  The OTCQB is a new electronic interdealer quotation system created by OTC Markets Group, Inc, comparable to the OTCBB whereby all SEC registered companies quoted on the OTC market are eligible to trade. In the past year, there has been a significant drop off in the number of market makers that quote Bulletin Board stocks as trading has been shifting to the OTCQB.

OTC Bulletin Board Market Markers are now billed participation fees by The Financial Industry Regulatory Authority (“FINRA”) based on the number of positions during a given month (A position is defined as any quotation that is priced or unpriced, firm or non-firm, one-sided or two-sided, or any indication of interest entered by a Market Maker in an OTCBB security). These fees have made it challenging for market maker firms to maintain markets in a huge number of stocks that are not active. Therefore, market makers are increasingly dropping from making markets in OTCBB stocks, and are rapidly moving to the OTCQB's electronic trading platform (where there are no participation fees) from the OTCBB which is a telephonic only market.

The Company's shares remain tradable under the symbol "BHWF" on OTCQB Investors can obtain a quote on the Company's common stock by going to http://www.otcmarkets.com, under the symbol "BHWF".

The Company is currently evaluating whether it will see to have its stock reinstated on the OTCBB.  Should the Company determine to pursue this route, it will require a market maker to file a new Form 211 application with FINRA in order to have its common stock reinstated on OTCBB.

The Company remains current in all its required SEC filings and with regulators in the jurisdictions in which it operates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BLACKHAWK FUND (Registrant)

Date: February 25, 2011	By:	/s/ Frank Marshik
Frank Marshik, President